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                                                                      Exhibit 11




                         Consent of Independent Auditors


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Financial Statements" in Amendment No. 49 to the Registration Statement (Form N-1A, No. 2-14290) and related Prospectus of Mairs and Power Growth Fund, Inc. and to the incorporation by reference therein of our report dated January 14, 1997, with respect to the financial statements and financial highlights of Mairs and Power Growth Fund, Inc. included in its Annual Report for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                      ERNST & YOUNG LLP

Minneapolis, Minnesota
April 28, 1997